Exhibit 10.20
FIRST AMENDMENT TO
CONCORD MEDICAL SERVICES HOLDINGS LIMITED
2008 SHARE INCENTIVE PLAN
     THIS FIRST AMENDMENT is made on November 17, 2009 (the “Amendment Date”) by Concord Medical Services Holdings Limited (the “Company”).
     WHEREAS, the Company adopted the Concord Medical Services Holdings Limited 2008 Share Incentive Plan (the “Plan”) on October 16, 2008;
     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Plan as set forth below;
     WHEREAS, subject to approval of the shareholders of the Company, the Board of Directors may amend the Plan as set forth below pursuant to Section 13 of the Plan; and
     WHEREAS, the shareholders of the Company and the Board of Directors have approved this First Amendment on the date hereof;
     NOW, THEREFORE, the Plan shall be amended as set forth below:
Section 1. Amendment. The Plan shall be amended by deleting Section 3 in its entirety and replacing it with the following:
“3. Shares Subject to the Plan
     Subject to adjustment as provided in Section 9 hereof, the total number of Shares which may be issued under the Plan is 4,765,800 Shares. Among the total number of Shares that may be issued under the Plan, up to 4,765,800 Shares may be issued for the purpose of granting Options (all of which may be issued as ISOs) and/or Share Appreciation Rights. The Shares may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse without the payment of consideration may be granted again under the Plan.”
Section 2. Effect of Amendment. Except as amended by this Amendment, the Plan shall remain unchanged and in full force and effect. From and after the Amendment Date, each reference to “this Plan,” “hereof,” “hereunder” or words of like import, and all references to the Plan in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Plan as amended by this Amendment, except as is otherwise expressly stated.